[Name and Address]                                                 Exhibit 17(a)


                    INVESCO INTERMEDIATE GOVERNMENT BOND FUND
                               INVESCO VALUE TRUST

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1999

      This proxy is being solicited on behalf of the Board of Trustees of INVESCO Value Trust ("Trust") and relates to the proposals with respect to the Trust and to INVESCO Intermediate Government Bond Fund, a series of the Trust ("Fund"). The undersigned hereby appoints as proxies [ ] and [ ], and each of them (with power of substitution), to vote all shares of common stock of the undersigned in the Fund at the Special Meeting of Shareholders to be held at 10:00 a.m., Mountain Standard Time, on May 20, 1999, at the offices of the Trust, 7800 E. Union Avenue, Denver, Colorado 80237, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.

      The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" all proposals relating to the Trust and the Fund with discretionary power to vote upon such other business as may properly come before the Meeting.

YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE, FACSIMILE, OR INTERNET, PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE BY TOUCH-TONE PHONE OR THE INTERNET, PLEASE CALL 1-800-[_________] TOLL FREE OR VISIT WWW.[___].COM. TO VOTE BY FACSIMILE TRANSMISSION, PLEASE FAX YOUR COMPLETED PROXY CARD TO 1-800-[________].


      TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                   [INVXXX] KEEP THIS PORTION FOR YOUR RECORDS


                                             DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

                    INVESCO INTERMEDIATE GOVERNMENT BOND FUND
                               INVESCO VALUE TRUST


VOTE ON TRUSTEES                              FOR    WITHHOLD      FOR ALL
                                              ALL      ALL         EXCEPT
3.  Election  of  the   Trust's   Board  of   / /      / /          / /      To withhold authority
    Trustees;  (1) Charles  W.  Brady;  (2)                                  to  vote   for   any
    Fred   A.   Deering;    (3)   Mark   H.                                  individual nominee(s),
    Williamson;  (4) Dr. Victor L. Andrews;                                  mark "For All Except"
    (5) Bob  R.  Baker;   (6) Lawrence   H.                                  and    write    the
    Budner;    (7) Dr. Wendy   Lee   Gramm;                                  nominee's    number
    (8) Kenneth   T.  King;   (9) John   W.                                  on the line below.
    McIntyre; and (10) Dr. Larry Soll
                                                                             -----------------

VOTE ON PROPOSALS                                                  FOR      AGAINST     ABSTAIN
1.  Approval of  an agreement  and plan of  reorganization  and    / /       / /          / /
    termination under which INVESCO U.S. Government  Securities
    Fund  ("Government  Securities  Fund"), a series of INVESCO
    Bond Funds,  Inc.,  would  acquire all of the assets of the
    Fund in exchange solely for shares of Government Securities
    Fund and the  assumption by Government  Securities  Fund of all of the Fund's liabilities, followed by the distribution of those  shares to the  shareholders  of the Fund,  all as described in the accompanying Prospectus/Proxy Statement;

2.  Approval of changes to the fundamental investment policies;    / /       / /          / /

/ / To vote  against  the  proposed  changes to one or more of the  specific  fundamental  investment  policies,  but  to approve  others,  PLACE  AN  "X" IN THE  BOX AT  left  and
    indicate  the   number(s)  (as  set  forth  in  the  proxy
    statement)  of the  investment  policy or policies  you do not want to change on the line below.
    ----------------------------------------------------------

4.  Ratification of the selection of PricewaterhouseCoopers LLP    / /       / /          / /
    as the Fund's Independent Public Accountants;


YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE, FACSIMILE, OR INTERNET, PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE BY TOUCH-TONE PHONE OR THE INTERNET,  PLEASE CALL 1-800-[         ] TOLL
FREE OR VISIT WWW.[   ].COM. TO VOTE BY FACSIMILE TRANSMISSION,  PLEASE FAX YOUR
COMPLETED PROXY CARD TO 1-800-[        ].

Please sign exactly as name appears hereon. If stock is held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person


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Signature                                         Date


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Signature (Joint Owners)                          Date